Exhibit 99.1

CONTACT INFORMATION:
Tommy Nolan
Marketing Assistant
Phone: 812.981.7355
Fax: 812.949.6870
tnolan@cbinonline.com
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www.cbinonline.com
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NASDAQ: CBIN
FOR IMMEDIATE RELEASE

Linda Critchfield joins Community Bank as Vice President

NEW ALBANY, INDIANA (September 23, 2004) - Community Bank is pleased to announce Linda Critchfield as Vice President of Operations and Information Technology. Linda brings over 30 years of banking and IT experience to Community Bank. She has also obtained numerous Microsoft certifications and has passed the NACHA (Accredited ACH Professional Exam).

A Lexington, Kentucky native, Linda is a former student of the University of Kentucky as well as the BAI School of Bank Administration in Madison, Wisconsin. She has volunteered with Lexington's Habit for Humanity for the past several years. Her family owns Critchfield Meats, Inc. in Lexington, which serves retail and wholesale customers from all over the region, including Louisville and Southern Indiana.

Community Bank is a full-service bank subsidiary of Community Bank Shares of Indiana, Inc. that operates in Southern Indiana, Louisville and Bardstown, KY with 16 convenient locations. Headquartered in New Albany, IN, Community Bank Shares of Indiana, Inc. had assets of $556 million at June 30, 2004. This year commemorates Community Bank's 70th anniversary serving Indiana and Kentucky. The Company is traded on the NASDAQ under the symbol CBIN.